SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 05, 2005

724 Solutions Inc.
(Exact name of registrant as specified in charter)

Canada	000-31146	Inapplicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 State Street, Suite 200 Santa Barbara, CA 93101

(Address of principal executive offices)

(805) 884-8308

(Registrant’s telephone no., including area code)

          Item 1.02. Termination of a Material Definitive Agreement.

          On June 29, 2005, 724 Solutions Inc. (the “Company”) accepted the resignation of John Elliott, the Company’s Vice-President, Product Management. Mr. Elliott is employed pursuant to an employment agreement (the “Agreement”) dated August 12, 2003 between the Company and Mr. Elliott, as amended. Mr. Elliott, who has elected to pursue another career opportunity, and the Company have agreed that his employment will terminate on August 31, 2005. For a description of the Agreement, please see the Company’s Form 10K filed on March 18, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

724 SOLUTIONS INC.

	By:	/s/ ERIC LOWY

	Name:	Eric Lowy
	Title:	General Counsel and Corporate Secretary
Date: July 05, 2005